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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1999, except for Note 9 as to which the date is September 1, 1999, relating to the financial statements of Gulfstream Park Racing Association, Inc. and Subsidiary, which appears in the Registration Statement on Form S-1 (File No. 333-94791) of Magna Entertainment Corp.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


March 14, 2000
Miami, Florida